CleanSpark Finalizes Purchase of ATL Data Center Real Estate

SALT LAKE CITY, UT, May 26, 2021 – CleanSpark, Inc. (Nasdaq: CLSK)(“CleanSpark” or the “Company”), a diversified energy services and Bitcoin mining company, focused on solving modern energy challenges, today announced that it had completed the purchase of the six acre property which houses ATL Data Centers LLC and the 41,387 square foot data center building.

As a part of the transaction in December of 2020, CleanSpark acquired the existing Bitcoin mining ‘mobile data centers’ within the facilities. The Company is in the process of expanding the number of mobile units deployed on-site in support of its focus on maximizing value and minimizing operating expense. A purchase option for the building and site was included in the original lease agreement at closing, and the resulting purchase transaction was finalized May 20, 2021 at a price of $4.71M. Obtaining ownership of the property will save the Company over fifty thousand dollars per month in rent resulting in a reduction of overhead and expenses by more than 20% in our mining segment. The Company will leverage the additional acreage to add renewables on site and to maximize the value of its substantial power purchase agreement. Each of these steps are in support of the Company’s disclosed intent to reach carbon neutrality at the facility in 2022, demonstrating what is believed to be the lowest cost/cleanest mix of any American Bitcoin miner operating at scale.

CleanSpark President and CEO Zach Bradford said, “Ownership of the real estate at the data center location provides the flexibility for expansion within the massive footprint of the property. The strategy will incorporate the addition of energy storage and renewables to the previously announced new facilities to be completed on site, the future home of CleanBlok.” Adding, “We believe that these steps significantly enhance the net-asset-value of the facility, further adding to the benefit to all of our stakeholders.”

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software, controls, and technology solutions to solve modern energy challenges. CleanSpark has a suite of software solutions that provides end-to-end microgrid energy modeling, energy market communications, and energy management solutions. CleanSpark's offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.

The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facility outside of Atlanta, Georgia.

For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, deployment of miners, the growth of the facility and other statements regarding the expectations, beliefs, plans, intentions, and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: delays in equipment and battery energy storage systems availability and delivery, the successful deployment of energy solutions for residential and commercial applications, the fitness of the Company's energy hardware, software and other solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for the Company's software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's  Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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